Exhibit I
AGREEMENT REGARDING
THE JOINT FILING OF SCHEDULE 13G
The undersigned hereby agree as follows:
(i)	Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii)	Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.
Dated: February 14, 2011

*
Virginia F. Schneider

GEORGE W. & VIRGINIA F. SCHNEIDER TRUST
*
Virginia F. Schneider, Trustee

GEORGE W. & VIRGINIA F. SCHNEIDER NON-EXEMPT MARITAL TRUST
*
Virginia F. Schneider, Trustee

* By:	/s/ James D. Fontaine
James D. Fontaine
Attorney-in-fact (Power of Attorney filed on May 23, 2007 with the Commission is hereby incorporated by reference.)